UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 26, 2012, Apricus Biosciences, Inc. (the “Company”), entered into a binding term sheet (the “Term Sheet”) with PediatRx Inc. (“PediatRx”) for (1) a Co-Promotion Agreement in the United States for Granisol® and Aquoral™ (the “Co-Promotion Agreement”) and (2) a Sale Agreement for Granisol® outside of the United States (the “Sale Agreement”). Also in the Term Sheet, the Company entered into a non-binding arrangement (the “Arrangement”) for the acquisition of PediatRx in a proposed merger transaction (the “Acquisition”).

Under the Term Sheet, the Company and PediatRx will enter into a definitive Co-Promotion Agreement, which will provide the Company with (i) a non-exclusive license to market and sell Granisol® and Aquoral™ throughout the United States and (ii) exclusive promotion rights in a number of U.S. states. In addition, the Company and PediatRx also agreed in the Term Sheet to enter into a definitive Sale Agreement, pursuant to which the Company will purchase all of PediatRx’s rights and intellectual property rights in Granisol® in all the countries and territories outside the United States. As consideration for entering into the Co-Promotion Agreement and Sales Agreement, the Company will pay PediatRx $325,000, plus a percentage royalty on the Company’s net sales of Granisol® and Aquoral™ in the U.S.

Pursuant to the Arrangement, the Company has agreed to non-binding terms on which it would acquire PediatRx. The Company expects to acquire PediatRx in a merger in exchange for $4,000,000, to be paid in the common stock of the Company. Additionally, the term sheet contemplates the Company assuming certain PediatRx debt of up to $675,000.

The Acquisition is subject to customary due diligence procedures, approval by the Company’s Board and the PediatRx Board and the execution of a mutually agreeable definitive merger agreement (the “Merger Agreement”). The Merger Agreement will be subject to customary closing conditions, including the approval of the PediatRx shareholders and certain termination provisions. The Arrangement includes an additional payment by the Company to PediatRx of $1,000,000, payable in Company common stock, if the Company elects not to pursue the Acquisition, subject to certain conditions.

On January 27, 2012, the Company issued a press release announcing the Term Sheet and the Arrangement. A copy of the Press Release is filed herewith as Exhibit 99.1. There is no prior relationship between the Company and its affiliates on the one hand and PediatRx and its affiliates on the other hand.

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Item 9.01	Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: January 27, 2012